EXHIBIT 10.44

                                    JetForm
                       Streamlining Business Processes(TM)
                             DISTRIBUTION AGREEMENT

This Distribution Agreement, effective as of August 1st, 1999, is entered into between JetForm Corporation, a corporation incorporated under the laws of Canada ("JetForm") and Indigo Pacific Pty. Ltd., a corporation incorporated under the laws of New South Wales, Australia ("Distributor").

DEFINITIONS

1. For the purposes of this Agreement, the following terms have the meanings set out below:

"Agreement" shall mean this Distribution Agreement.

"Distributor Software" means software excluding all aspects of the JetForm Software.

"Effective Date" means August 1, 1999.

"End-user" means a person who enters into a license or sub-license to use the JetForm Software in accordance with JetForm's standard terms and conditions which are in effect from time to time for that person's internal business purposes and not for resale, relicensing or redistribution of any kind.

"JTSP" means JetForm Technical Support Program services set out in Schedule A as in existence from time to time under which JetForm may offer maintenance and support in relation to certain JetForm Software upon JetForm's standard terms and conditions which are in effect from time to time for such services.

"JetForm Services" means the JetForm services set out in Schedule A.

"JetForm Software" means, unless otherwise specified in Schedule A, the JetForm proprietary software listed in JetForm's then current price list, including related user manuals distributed by JetForm with such software.

"Remarketer" shall mean any person or legal entity who is, subject to JetForm's prior written consent which shall not be unreasonably withheld or delayed, licensed by Distributor to sublicense the JetForm Software and JTSP services to End-Users.

"Territory" means those countries specified in Schedule B.


GRANT OF LICENSE

2. Subject in all cases to Distributor's compliance with all terms and conditions contained within this Agreement, JetForm grants Distributor a restricted, non-exclusive, and non-transferable license during the term of this
Agreement:

(a) to market, promote and resell in the Territory licenses to the JetForm Software only to End-users or Remarketers;

(b) to market, promote and resell in the Territory the JTSP services only to End-users or Remarketers;

(c) to use the JetForm Software solely for the purposes of demonstration, user support and training, with the right to sublicense such right to Remarketers, provided all demonstration copies are removed by Distributor or Remarketer from the prospective End-user's site on the same day such copy was installed;

(d) to deliver evaluation copies of the JetForm Software to a prospective End-user or Remarketer on a evaluation basis provided such prospect has entered into JetForm's Software Evaluation Agreement which is in effect from time to time, and provided further that all such evaluation copies are removed by Distributor upon completion of the evaluation period or forty-five (45) days from such delivery, whichever occurs first. Any evaluation copy of the JetForm Software not removed and returned to the Distributor at the end of such period is deemed to be licensed and license fees with respect thereto shall be due to JetForm;

(e) notwithstanding the definition of "Territory" herein, to use the "JetForm" name and trademark only in Australia and Singapore for the purpose of carrying on its business as permitted under and in compliance with this Agreement.

3. Distributor shall not have the right to use, sublicense or distribute in any manner whatsoever the source code pertaining to the JetForm Software. Distributor shall have no rights in or to the JetForm Software except as specifically stated herein, and JetForm or its licensors reserves all rights not expressly granted to Distributor.

4. (a) Distributor shall take measures satisfactory to JetForm to require all End-users to comply with JetForm's standard terms and conditions which are in effect from time to time for the applicable JetForm Software and/or JTSP services. Distributor agrees to obtain from JetForm such standard terms and conditions on a regular basis.

(b) Distributor shall take measures satisfactory to JetForm to require all Remarketers to comply with terms and conditions which are consistent with and at least as protective of JetForm as those contained within this Agreement and which acknowledge that Distributor shall assume sole responsibility and liability vis-a-vis the End-user and/or Remarketer.

5. Distributor shall not rent, lease, use, sublicense or distribute in any manner whatsoever the JetForm Software to anyone for any other purpose except as expressly set out herein, including without limitation, for use in connection with a third party outsourcing facility or service, service bureau arrangement, or permit direct manual or electronic access to anyone who infringes JetForm's rights therein.

6. Subject to JetForm's prior written consent, which may be withheld in the sole and absolute discretion of JetForm, Distributor shall not and shall not permit or assist others to adapt, modify, create derivative works, recast, translate, shorten, expand, reverse engineer, decompile or in any other manner whatsoever disassemble or modify the JetForm Software ("Modifications"). Distributor hereby acknowledges that all Modifications, whether or not authorized, shall be the sole and exclusive property of JetForm and Distributor shall deliver to JetForm, all such Modifications and an assignment of all copyright and all other intellectual property interest in or to such Modifications and waiver of any moral rights that the Distributor or any other person may have in same. Distributor will use its best efforts to prevent End-users, Remarketers, and any other persons or entities from renaming and subsequently redistributing the JetForm Software.

7. Subject to JetForm's rights to protect the JetForm Software, including without limitation those rights contained within this Agreement, if Distributor learns of any breach of a sublicense that could cause any damage or harm to JetForm or its third party licensors, Distributor shall take prompt, commercially reasonable corrective action at its expense to remedy the breach and obtain all other appropriate relief. In addition, Distributor shall immediately notify JetForm in writing of any breach and any corrective action taken. The execution of these duties by Distributor shall not preclude JetForm from also taking corrective action. In addition, Distributor shall, where called upon by JetForm and at JetForm's sole option, either (i) use its best efforts to obtain such equitable relief as is necessary under the circumstances as promptly as is reasonably possible or (ii) assign its rights under the license to JetForm to permit JetForm to seek such equitable relief as is necessary under the circumstances.

MARKETING

8. (a) Distributor shall at all times during the term of this Agreement devote its best efforts to the marketing, promotion and sublicensing of the JetForm Software and the JTSP services consistent with good business ethics and reasonable industry standards and in a manner that will reflect favorably on JetForm and on the goodwill and reputation of JetForm.

(b) Distributor shall comply with JetForm's current marketing guidelines, a copy of which Distributor acknowledges it has reviewed, as updated from time to time by JetForm.

(c) Distributor shall: (i) provide pertinent information concerning the JetForm Software and the JTSP services to prospective End-users and/or Remarketers; (ii) notify JetForm of and explain the circumstances surrounding any complaints received by the Distributor concerning the JetForm Software and/or the JTSP services; (iii) remain informed, knowledgeable and current concerning the functions, specifications, details and advantages of the JetForm Software and the JTSP services; (iv) not make any misleading and/or deceptive representations with regard to JetForm and/or the JetForm Software and/or the JTSP services; (v) not knowingly publish or employ, or cooperate in the publication or employment of, any misleading and/or deceptive advertising material(s) with regard to JetForm and/or the JetForm Software and/or the JTSP services; and (vi) not make any representations, warranties or guarantees whatsoever to End-users and/or Remarketers (prospective or otherwise), and/or any third party with respect to the specifications, features and/or capabilities of the JetForm Software which are inconsistent in any manner whatsoever with the published literature or documentation distributed by JetForm with the JetForm Software.

DELIVERY

9. JetForm will deliver to Distributor the JetForm Software as ordered by Distributor, subject to availability, within a reasonable period of time after receipt of orders.

MAINTENANCE AND SUPPORT

10. (a) Distributor shall notify all End-users and/or Remarketers of the availability of the JTSP services and the JetForm Services. Notwithstanding the foregoing or anything else contained within this Agreement, Distributor shall provide and be solely responsible for all End-user and/or Remarketer first-line technical support including without limitation all technical support via telephone, facsimile, e-mail or any other mode of communication from an End-user and/or Remarketer respecting the JetForm Software. JetForm shall have no responsibility, obligation or liability whatsoever for any Distributor Software. Distributor shall reimburse JetForm for any travel, living or other reasonable out-of-pocket expenses incurred by JetForm in connection with provision of any technical support by JetForm. JetForm has the right to discontinue the manufacture of, and/or support for, the JetForm Software at any time in its sole discretion.

(b) Distributor shall designate one (1) employee who will function as the technical support liaison to JetForm. JetForm shall have the right to require Distributor (and JetForm shall have the right to require Distributor to call upon any Remarketer) to obtain additional education and training if necessary in JetForm's reasonable judgment to enable Distributor (or Remarketer, as applicable) to properly discharge its duties under this Agreement.

PAYMENTS

11. Distributor agrees to pay to JetForm the fees as set forth in Schedule B. Distributor shall pay any applicable costs of shipment of the JetForm Software from JetForm to Distributor. All amounts for fees are payable monthly in arrears within ninety (90) days of the end of each month in which sales occur, with the month commencing August 1, 1999. Any amounts not paid when due hereunder shall bear interest at the rate of 1.5% per month (which is equivalent to 18% per annum) or the highest legal rate applicable, whichever is lower, until the overdue amount, plus applicable interest is paid in full. Credit limits, if any, shall be at JetForm's sole discretion from time to time.

12. Distributor shall be responsible for the payment of all duties, taxes, or amounts due in lieu thereof, related in any way to performance under this Agreement, exclusive only of taxes based on JetForm's net income. In the event Distributor is required to withhold tax from any payments due to JetForm hereunder, Distributor shall gross up any payments to be made to JetForm to ensure that the full amount of fees due hereunder is received by JetForm. Distributor shall bear the cost and risk of shipping and handling from JetForm's location to the final destination, and Distributor shall reimburse JetForm for any such costs or risks incurred by JetForm.

REPORTS AND AUDIT

13. Distributor agrees to maintain complete and accurate records (in accordance with generally accepted accounting principles applicable in the jurisdiction set out herein) relating to sublicensing by Distributor of the JetForm Software and the JTSP services and to submit quarterly forecasts within thirty (30) days prior to each quarter end as to the quantities of the JetForm Software and the JTSP services which Distributor reasonably anticipates will be sublicensed or otherwise provided by Distributor to End-users and Remarketers under this Agreement in the ensuing quarter. JetForm shall have the right, annually, to appoint an independent third party to examine and audit Distributor's premises to ensure compliance with the terms of this Agreement. Any such audit shall be at the expense of JetForm unless the audit reveals non-compliance by Distributor with the terms of this Agreement, in which case the audit shall be at the expense of Distributor.

TRADEMARKS AND COPYRIGHT NOTICE

14.  Distributor  disclaims  any rights or  interest in  JetForm's  intellectual property, including without limitation the JetForm Software and JetForm trademarks. Distributor shall not remove any JetForm copyright notices or other designations that appear or may appear in or on the JetForm Software or any related documentation, software, advertising, displays, media or designations. All copies of the JetForm Software in whatever form must contain fully reproduced copyright notices, restrictive rights legends, proprietary notices and other notices as contained in the JetForm Software and as shown on the media and packaging.

15. JetForm hereby grants Distributor a restricted, non-exclusive, and non-transferable license during the term of this Agreement to reproduce the JetForm trade names and trademarks identified in Schedule C, to be used in accordance with the terms of this Agreement (which includes those contained in Schedule C), and with appropriate ownership attributions as set out in Schedule C.

16. Distributor agrees to obtain JetForm approval regarding the quality and standards of all use and materials on which a JetForm trademark or tradename or other designation is to be used, and JetForm may terminate this Agreement for failure to do so. Distributor will submit all such materials to JetForm for approval in advance.

17. Distributor may only market the JetForm Software under the name specified by JetForm. Distributor shall refer to JetForm and the JetForm Software in any advertising for Distributor Software.

OWNERSHIP AND CONFIDENTIALITY

18. (a) Distributor hereby acknowledges and agrees that all right, title and interest in and to the JetForm Software, in whole or in part, in any form, and including all patent, copyright, trademark, trade secret and all other intellectual and industrial property rights in such JetForm Software and the structure, sequence and organization of same, shall belong to JetForm or its licensors and that Distributor's sole rights thereto shall be only those rights granted by JetForm pursuant to this Agreement. Distributor acknowledges that JetForm has and reserves the exclusive, worldwide right in perpetuity to protect the JetForm Software.

(b) The JetForm Software includes English language and other language JetForm Software to the extent JetForm makes such JetForm Software commercially available. Distributor shall not translate or have translated the JetForm Software except with JetForm's prior written consent. JetForm shall have the right to review and to approve the quality and standard of such translated versions. The ownership provisions contained in this Agreement in respect of JetForm Software shall apply to the JetForm Software as translated. After receiving JetForm's prior written consent provided for above, Distributor will have the right to distribute such translated versions in accordance with this Agreement, and Distributor will be reimbursed in the event JetForm desires to distribute such translated versions. All copyright and any other proprietary notices in a translated version shall be approved by JetForm.

19. (a) All documentation and information which is designated as confidential or proprietary or that a reasonable person would consider from the nature of the information and circumstances of disclosure is confidential or proprietary which is or has been supplied by JetForm to Distributor in connection with this Agreement ("JetForm Confidential Information") is proprietary to JetForm and shall be held in trust and confidence for JetForm by Distributor, its employees, agents or contractors and shall not be disclosed by Distributor or used for any purpose other than as permitted under this Agreement, without JetForm's prior written consent. Distributor agrees to use a reasonable degree of care (which, in any case, will not be less than the degree of care it uses with respect to its own information of like nature) to prevent disclosure of the JetForm Confidential Information. JetForm Confidential Information will be returned or destroyed by Distributor upon request by JetForm at any time, and a senior officer of Distributor shall certify, by way of affidavit or statutory declaration, on behalf of Distributor that all such JetForm Confidential Information has been returned or destroyed, as applicable. This section does not apply to Confidential Information which:

     (i)    is or becomes public other than through a breach of this Agreement;

     (ii) is known to Distributor prior to the date of this Agreement and with respect to which Distributor does not have any obligation of confidentiality;

     (iii) is independently developed by Distributor without any reference to JetForm Confidential Information;

     (iv) is disclosed, without obligation of confidentiality, to Distributor by a person or entity not party to this Agreement and who is entitled to disclose such information without breaching an obligation of confidentiality; or

     (v) is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process. Distributor shall require each of its employees, contractors, agents, Remarketers, and End-users having access to JetForm Confidential Information to comply with the above terms.

(b) In recognition of the unique and proprietary nature of the JetForm Confidential Information, it is agreed that JetForm's remedies for a breach by Distributor of its obligations under this section shall be inadequate and JetForm shall, in the event of such breach, be entitled to equitable relief, including without limitation, injunctive relief and specific performance, in addition to any other remedies provided hereunder or available at law or equity.

WARRANTIES

20. JetForm provides to Distributor only the limited warranties provided in the JetForm End-user license for the applicable JetForm Software in effect from time to time. In exercising its rights under this Agreement, Distributor will not give nor make any warranties or representations on behalf of JetForm as to quality, merchantability, fitness for a particular use or purpose or any other features of the JetForm Software, except for the warranties set out in the preceding sentence.

21. EXCEPT AS EXPRESSLY STATED ABOVE, THERE ARE NO WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY OPERATION OF LAW, STATUTE OR OTHERWISE, WITH RESPECT TO THE JETFORM SOFTWARE OR ANY OTHER PRODUCT OR SERVICE PROVIDED HEREUNDER. JETFORM DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OF THE JETFORM SOFTWARE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE BINDING ON JETFORM. SUBJECT TO THE LIMITED WARRANTIES PROVIDED IN THE JETFORM END-USER LICENSE FOR THE APPLICABLE JETFORM SOFTWARE IN EFFECT FROM TIME TO TIME, JETFORM WILL NOT BE LIABLE FOR ANY BUG, ERROR, OMISSION, DEFECT, DEFICIENCY, OR NONCONFORMITY IN ANY SOFTWARE INCLUDING THE JETFORM SOFTWARE. Distributor is solely responsible for the selection of the JETFORM Software, its ability to achieve the results intended, installation and maintenance and support of the JETFORM Software and the results obtained by Distributor, REMARKETERS AND any End-users from USE OF the JETFORM Software OR ANY OTHER PRODUCT OR SERVICE PROVIDED HEREUNDER.

LIMITATION OF LIABILITY

22. IN THE EVENT OF ANY CLAIM CONCERNING PERFORMANCE OR NONPERFORMANCE OF JETFORM OR ANY CLAIM FOR BREACH OR DEFAULT BY JETFORM, DISTRIBUTOR'S EXCLUSIVE REMEDY SHALL BE THE RECOVERY OF ITS DIRECT DAMAGES, BUT ONLY TO THE LIMIT SET FORTH IN THIS AGREEMENT. THIS LIMITATION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH BY JETFORM IS A BREACH OF CONDITION, OR FUNDAMENTAL TERM, OR A
FUNDAMENTAL BREACH. IN NO EVENT WILL JETFORM BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, DOWNTIME, GOODWILL, DAMAGE TO OR REPLACEMENT OF EQUIPMENT OR PROPERTY, ANY COSTS OF RECOVERING, REPROGRAMMING, OR REPRODUCING ANY PROGRAM OR DATA USED IN CONJUNCTION WITH JETFORM SOFTWARE, THE USE OR
PERFORMANCE OF THE JETFORM SOFTWARE OR OTHER JETFORM PROVIDED SERVICES OR MATERIALS, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR OTHERWISE. THIS LIMITATION SHALL BE INTERPRETED TO APPLY TO JETFORM AND ITS LICENSORS.

23. JETFORM'S AGGREGATE LIABILITY IN ANY CONNECTION WITH THIS AGREEMENT WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, MISREPRESENTATION OR OTHERWISE SHALL IN NO CIRCUMSTANCES EXCEED THE AMOUNTS PAID BY DISTRIBUTOR TO JETFORM UNDER THIS AGREEMENT. NOTHING IN THIS AGREEMENT SHALL RESTRICT JETFORM'S LIABILITY IN a manner which is expressly prohibited by aPPLICABLE statute or regulation.

24. Distributor hereby represents, warrants and covenants to JetForm the following:

(a) Distributor has full power and authority to enter into this Agreement and to perform each and every covenant and agreement herein contained;

(b) this Agreement has been duly authorized, executed and delivered by Distributor and constitutes a valid, binding and legally enforceable agreement of Distributor;

(c) the execution and delivery of this Agreement and the performance of the covenants and agreements herein contained are not, in any manner or to any extent, limited or restricted by, and are not in conflict with, any commercial arrangements, obligations, contract, agreement or other instrument to which Distributor is either bound or subject; and

(d) the performance of this Agreement by Distributor shall not infringe, contravene, breach, interfere with, or harm, any rights of any other person or entity whatsoever, including without limitation any intellectual property, moral, confidentiality, copyright, trademark or patent rights of any nature.

INDEMNIFICATION

25. Distributor agrees to indemnify and save JetForm harmless from and against any and all claims, demands, costs and liabilities (including without limitation reasonable legal fees) of any kind whatsoever, arising directly or indirectly out of the performance of software not supplied by JetForm, provision of services and/or maintenance and support by Distributor in relation to the JetForm Software or software not supplied by JetForm, Distributor's performance under this Agreement (including, without limitation, any breach of representations and warranties by Distributor to JetForm) or claims by Distributor's End-users, Remarketers or any other persons or entities whatsoever. Upon written notice of any action against JetForm alleging any of the indemnified matters outlined in this section, Distributor will defend that action at its expense and pay the costs (including without limitation reasonable legal fees) and damages and amounts awarded (or settled, as the case may be) against JetForm in the action, provided that Distributor shall consult with and allow JetForm to participate in any defense and settlement negotiations.

26. If notified promptly in writing of any action or claim (and all prior related claims) brought against Distributor alleging that Distributor's distribution of the JetForm Software under this Agreement infringes any registered U.S. or Canadian patent or copyright, JetForm will defend that action at its expense and will pay the costs (including without limitation reasonable legal fees) and damages awarded (or settled, as the case may be) against Distributor in the action, provided that:

(i) JetForm shall have sole control of the defense of any such action and all negotiations for its settlement or compromise;

(ii)   Distributor  cooperates  fully with JetForm in its defense of the action;
       and

(iii) JetForm shall have no liability whatsoever if the action results from the use of the JetForm Software for purposes or in an environment for which it was not designed, from modification of the JetForm Software by anyone other than JetForm, or from the use of the JetForm Software in combination with software or other products not supplied by JetForm.

JetForm, at its own expense, may, instead of defending such action or claim, procure for Distributor the right to continue the distribution of the JetForm Software or replace or modify the JetForm Software so that it becomes non-infringing.

TERM AND TERMINATION

27. This Agreement is in effect for five (5) years from the Effective Date, unless earlier terminated as permitted under this Agreement.

28.  (I) This Agreement will terminate in the event of any of the following:

         (a) thirty (30) days after written notice by JetForm to Distributor if Distributor has not paid to JetForm the amount of the fees as specified in Schedule B in accordance with the terms of this Agreement;

         (b) on the thirtieth (30th) day after one party gives the other written notice of a breach by the other of any term or condition of this Agreement unless the breach is cured before that day;

         (c) except as otherwise provided for in section 36 hereof, an amalgamation, acquisition or merger of Distributor with any person or entity who is not a party to this Agreement or assignment of this Agreement by Distributor, unless consented to in writing by JetForm;

         (d) written notice of termination by one party after a receiver has been appointed in respect of the whole or a substantial part of the other's assets or a petition in bankruptcy or for liquidation is filed by or against that other, or

         (e) written notice of termination by JetForm if Distributor becomes owned or controlled by any government or state, or government or state agency;

         (f) written notice of termination by JetForm if currency repatriation provisions or other currency restrictions are imposed by any government body which prevent or unduly restrict the ability of Distributor to make any payments to JetForm required hereunder;

         (g) written notice of termination by JetForm if Distributor is convicted of any criminal or quasi-criminal offense; or

         (h) at JetForm's sole discretion, JetForm may terminate the Agreement sixty (60) days after written notice by JetForm to Distributor if Distributor fails to meet any of the annual revenue quotas as specified in Schedule B.

(II) In addition, where, in JetForm's sole determination, Hugh Millikin is no longer actively and personally involved in the business operations of the Distributor as contemplated under this Agreement, then any and all discretionary and volume discounts available to a Vice-President of Sales as provided for in Exhibit B hereto shall terminate with immediate effect.

(III) In addition, JetForm may terminate the license granted to Distributor under section 2(e) of this Agreement in the event of any of the following:

        (a) upon written notice by JetForm to Distributor if, in JetForm's sole determination, Hugh Millikin is no longer actively and personally involved in the business operations of the Distributor as contemplated under this Agreement;

        (b) sixty (60) days after written notice by JetForm to Distributor if Distributor fails to meet any of the annual revenue quotas as specified in Schedule B; or

        (c) ninety (90) days after written notice by JetForm to Distributor terminating for convenience, and where JetForm so terminates such license:

                 (i) in the first or second year of this Agreement, JetForm shall pay to Distributor an amount equal to the greater of (A) $225,000.00; and (B) $100,00.00 plus the net annual revenue payable to JetForm under this Agreement during the one (1) year period immediately preceding the date of such written notice from JetForm multiplied by
                        1.2 less  $1,500,000.00;

                 (ii) in the third, fourth or fifth year of this Agreement, JetForm shall pay to Distributor an amount equal to $100,000.00 plus the net annual revenue payable to JetForm under this Agreement during the one (1) year period immediately preceding the date of such written notice from JetForm multiplied by 1.2 less $1,500,000.00;

                 (iii) JetForm shall pay Distributor any such amount payable to Distributor under this subsection of the Agreement within ninety (90) days of the effective date of such termination by JetForm.

29.  In the event of termination or expiration of this Agreement:

(a) Distributor shall make all payments due hereunder within thirty (30) days of such termination or expiration;

(b) All rights granted under this Agreement including without limitation those respecting use, marketing, promotion, sublicensing and distribution of the JetForm Software and the JTSP services, and use of the JetForm trademarks and trade names shall immediately cease. Distributor shall promptly return to JetForm or destroy all copies of the JetForm Software and JetForm Confidential Information in its possession or under its control and provide evidence satisfactory to JetForm that all such copies have been returned or destroyed;

(c) Distributor shall refer all inquiries regarding JetForm or the JetForm Software to JetForm and give JetForm notice thereof; and

(d) Distributor shall deliver a list of all End-users and/or Remarketers to JetForm within thirty (30) days of termination or expiration of this Agreement.

30. Termination hereunder shall be without prejudice to any other right or remedy to which either party may be entitled hereunder in law. Distributor acknowledges and agrees that it has no expectation that its business relationship with JetForm will continue for any minimum period of years, or that Distributor shall obtain any anticipated amount of profits by virtue of this Agreement. The parties agree that the termination provisions herein, in terms of both notice and default events are reasonable and agree not to contest same by way of wrongful termination proceedings or otherwise. JetForm shall not be liable, by reason of any termination of this Agreement, for compensation, reimbursement  or  damages  on  account  of the loss of  prospective  profits on anticipated sales or on account of expenditures, investments, leases or commitments whatsoever in connection with the business or goodwill of Distributor.

GENERAL

31. Neither party shall be liable for failure to fulfill obligations hereunder due to causes beyond that party's control.

32. Any notice hereunder shall be in writing, and shall be sent by return receipt requested registered mail, confirmed facsimile or confirmed personal delivery to recipient's address as set out below unless changed by notice under this section:

         If to JetForm:             560 Rochester Street
                                    Ottawa, ON  K1S 5K2
                                    Canada

                                    Attention:  Vice President, Finance and
                                                Chief Financial Officer

         If to Distributor:         Suite 1, Level 17
                                    275 Alfred Street, North Sydney
                                    NSW 2060
                                    Australia

33. Any provision of this Agreement found to be illegal or unenforceable shall be deemed severed, and the balance of this Agreement shall remain in full force.

34. The parties to this Agreement are independent contractors. No agency, partnership, joint venture or similar relationship is established hereby. Neither party has the authority to bind the other or incur any obligation on behalf of the other. JetForm is intended by the parties hereto to be a third party beneficiary of any and all sublicense agreements entered into according to this Agreement by Distributor or Remarketers. JetForm shall have, and such sublicense agreements shall likewise indicate, the right to enforce such sublicense agreements as if JetForm were a party thereto, including without limitation having powers of enforcement in respect of JetForm copyrights, trademarks and all other JetForm intellectual property and JetForm Confidential Information.

35.  Neither  party's  right  to  require   performance  of  the  other  party's
obligations hereunder shall be affected by any previous waiver, forbearance or course of dealing, unless or only to the extent of any waiver given in writing.

36. Distributor shall not assign or transfer this Agreement without JetForm's prior written consent and any attempt to do so shall be void. Notwithstanding the foregoing, Distributor may assign this Agreement to SMS Consulting Group Limited without JetForm's prior written consent subject to all terms and conditions of this Agreement including without limitation those contained in sections 28(II) and 28(III)(a). This Agreement shall survive any change of control of JetForm whether by way of shares, merger or sale of all or substantially all of the assets of JetForm. This Agreement will enure to the benefit of the successors and permitted assigns of Distributor and JetForm.

37. The laws of Ontario, Canada shall apply without giving effect to the principles of conflicts of law, and excluding that body of law applicable to choice of law and excluding the United Nations Convention on contracts for the International Sale of Goods. Distributor irrevocably agrees that the courts of such jurisdiction constitute a convenient forum for any such litigation and attorns and submits to the exclusive jurisdiction of such courts. The parties waive trial by jury.

38. Distributor hereby agrees to comply with all applicable laws, regulations and government orders. Distributor warrants it will do all things necessary to comply with all applicable export laws and regulations as they apply to the subject matter of this Agreement. Distributor shall be responsible for any visas or permits necessary in order to allow JetForm personnel to enter the Territory or provide services to Distributor or its customers in the Territory, if requested by Distributor.

39. Distributor consents to publication of its name by JetForm as a distributor of the JetForm Software and JTSP services. The details of this Agreement shall not be disclosed by Distributor to any third party, other than employees and advisors of JetForm or Distributor on a need to know basis, without the prior written consent of JetForm unless required by law, and no announcement or publication concerning this transaction shall be made by Distributor without JetForm's prior written consent.

40. The parties agree that the provisions of Articles 3, 5, 6, 11, 12, 13, 14, 18(a), 19, 20, 21, 22, 23, 24, 25, 29 and following of this Agreement will survive the termination or expiration of this Agreement until the parties agree to a release of such obligations.

41. This Agreement and the attached schedules which are incorporated by reference constitute the entire agreement between the parties concerning the subject matter hereof and supersedes all oral or written prior statements, representations, discussions, negotiations and agreements. This Agreement may be amended only in writing signed by both parties. No terms and conditions or stipulations written on Distributor's purchase order(s) or similar document(s) will affect this Agreement even if such order(s) or document(s) is accepted by the receiving party.

42.  This   Agreement  may  be  executed  and  delivered  by  facsimile  and  in counterparts, and shall be considered as original and whole if so executed and delivered.

43. In this Agreement words importing a singular number only shall include the plural and vice versa. The division of this Agreement into Articles and sections and the insertion of headings are for convenient reference only, and shall affect neither the construction nor the interpretation of this Agreement. The terms, "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular portion hereof and include any agreement supplemental hereto.

44.  Unless otherwise stipulated, all dollar amounts are in Australian dollars.


IN WITNESS whereof the parties have executed this Agreement.

JetForm Corporation                                           Indigo Pacific Pty. Ltd.


By:                                                           By:
   -----------------------------------------                     -----------------------------------------

name:                                                         name:
     ---------------------------------------                       ---------------------------------------

title:                                                        title:
      --------------------------------------                        --------------------------------------

date:                                                         date:
     ---------------------------------------                       ---------------------------------------

                                   SCHEDULE A

            JetForm Services, JTSP services and Unauthorized Products

JETFORM Services
Business Analysis
Workflow Planning
Product Integration
Application Development
Forms Design
Training (maybe delivered by third party)
Customer Support


JETFORM TECHNICAL SUPPORT PROGRAM (JTSP)
Event-based
Standard
Premium
Platinum
Custom


JETFORM PRODUCTS NOT AUTHORIZED TO SELL

N/A

                                   SCHEDULE B

                            Fees, Quota and Territory


FEES:

JetForm Software and JTSP services: Distributor shall pay JetForm a royalty fee equal to 50% of the net resale price for all JetForm Software and JTSP services sold to End-Users and Remarketers, subject to the discretionary and volume discounts available to a Vice-President of Sales, as published from time to time by JetForm.

JetForm Services: Project specific - to be mutually agreed between the parties.


ANNUAL Revenue Quota:

Distributor shall achieve and pay to JetForm the following net annual revenue quotas:

1) $1,000,000.00 in the first year of the Agreement (August 1, 1999 to July 31, 2000);

2) $1,200,000.00 in the second year of the Agreement (August 1, 2000 to July 31, 2001);

3) $1,440,000.00 in the third year of the Agreement (August 1, 2001 to July 31, 2002);

4) $1,728,000.00 in the fourth year of the Agreement (August 1, 2002 to July 31, 2003); and

5) $2,070,000.00 in the fifth year of the Agreement (August 1, 2003 to July 31, 2004).

TERRITORY:

        Country

        Australia
        Hong Kong
        India
        Indonesia
        Malaysia
        New Zealand
        Philippines
        Singapore
        South Korea
        Taiwan
        Thailand
        Vietnam

        All other countries in the Asia-Pacific region EXCLUDING Japan and Mainland China ("Other Countries"). JetForm shall have the right to remove from the definition of Territory any country falling within the definition of Other Countries upon ninety (90) days prior written notice to Distributor.

                                   SCHEDULE C

                       JetForm Trademarks and Trade names

A. JetForm is a registered trademark of JetForm Corporation. All JetForm product names and certain taglines are either registered trademarks or trademarks of JetForm Corporation.

B.  Distributor  shall clearly  acknowledge  in its use or display of any of the
JetForm   trademarks  that  Distributor  is  a  licensed  user  of  the  JetForm trademarks.

C. Distributor shall prominently display the JetForm trademarks and/or trade names in relation to the JetForm Software and JTSP services on any advertising, marketing, promotional, technical or other materials prepared or distributed by Distributor subject to the following limitations:

(i) Trademarks shall be clearly identified where they first appear as a trademark of JetForm Corporation by using the (TM) symbol in the case of trademarks, the (R) symbol in the case of registered trademarks, and by use of the following script: "JetForm is a registered trademark of JetForm Corporation.", or "[name of applicable JetForm registered trademark] is a registered trademark of JetForm Corporation.", or "JetForm [name of applicable JetForm trademark] is a trademark of JetForm Corporation.", as applicable. Distributor shall contact JetForm to obtain JetForm's trademark usage guidelines which contain a full list of JetForm registered trademarks and trademarks. Distributor may use JetForm's name and logo in its advertising, catalogs, exhibits, public relations materials and documents covering the JetForm Software and JTSP services, provided that all such uses shall be exact copies of JetForm's name and logo in colour, style and other details and will be subject to JetForm's right of prior review and approval. Distributor shall contact JetForm to obtain JetForm's trademark usage guidelines which contain JetForm's then current requirements related to the use of JetForm trademarks and logos.

(ii) Distributor shall follow JetForm's instructions as given to Distributor from time to time as to the use of each JetForm trademark.

(iii) Prior to any proposed use of any JetForm trademark, Distributor shall give JetForm written notice of exactly how Distributor proposes to use the trademark, including drawings of all advertising copy. Such written notice shall be delivered to JetForm at least thirty (30) days before public distribution, and Distributor shall make whatever changes JetForm requires in the use of the trademark before making any public distribution.

(iv) JetForm retains the right to specify and approve the quality and standards of all materials and products on which the JetForm trademarks and/or trade names are displayed and to inspect from time to time samples of such materials, products and packaging used by Distributor or Remarketers. Failure of Distributor to adhere to such standards of quality shall be grounds for JetForm to terminate Distributor's rights to use such trademarks and/or trade names and/or the JetForm Software or to terminate this Agreement.

(v) In any use of a JetForm trademark, such trademark shall not be combined with any other trademark, name, appellation, or marking unless JetForm specifically consents in writing to such combination.

(vi) JetForm may discontinue the use of any JetForm trademark or trade name at any time and Distributor shall thereupon cease to use such trademark or trade name.

(vii) Distributor agrees not to alter in any manner whatsoever any of the JetForm trademarks or trade names.

(viii) Distributor shall use its best efforts to ensure compliance with these terms by all of its Remarketers.

D. Distributor and its Remarketers shall display the JetForm trademarks and/or trade names on the JetForm Software and on all of its materials, promotions and dealings in connection therewith and clearly acknowledge that Distributor or its Remarketer, as applicable, is a licensed user of the JetForm trademarks and/or trade names.

E. Distributor agrees to report to JetForm all infringement or improper or unauthorized use of any of the JetForm trademarks and/or trade names and to assist JetForm in protecting such items within the Territory, however Distributor acknowledges and agrees that only JetForm shall have the right to bring any action in connection with such infringement.

F. Distributor further agrees to cooperate and execute all documents and further assurances as required by JetForm to register or protect JetForm's rights in such JetForm trademarks and/or trade names.

G. Distributor acknowledges and agrees that: (a) JetForm retains all right, title and interest in and to the JetForm trademarks and/or trade names, and all use thereof by the Distributor or its Remarketers shall enure to the benefit of JetForm; and (b) neither Distributor nor End-users or Remarketers will acquire any ownership interest in any such JetForm trademarks and/or trade names by virtue of this Agreement, the distribution or sublicense of the JetForm Software and/or JTSP services or any relationship with JetForm.

H. Distributor shall not at any time during or after the term of this Agreement assert any claim or interest in or to anything which may adversely affect the validity or enforceability of any JetForm trademark or trade name. Distributor shall not, and no End-user nor Remarketer shall, register, seek to register, or cause to be registered any of JetForm's trademarks or trade names without JetForm's prior written consent, which may be withheld by JetForm in its sole and absolute discretion. Distributor shall not display any of JetForm's trademarks or trade names without mentioning in the same display Distributor's trademark or trade name.